   As filed with the Securities and Exchange Commission on May 23, 1997

                                               Registration No. 33..............

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ___________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                   _________

                              SEMTECH CORPORATION
              (Exact name of registrant as specified in charter)

               DELAWARE                                 95-2119684
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                               652 MITCHELL ROAD
                        NEWBURY PARK, CALIFORNIA  91320
                       (Address, including zip code, of
                         principal executive offices)

                                   _________
                      1994 LONG-TERM STOCK INCENTIVE PLAN
                           (Full title of the plan)

                                  JOHN D. POE
                      Chief Executive Officer & President
                              SEMTECH CORPORATION
                               652 Mitchell Road
                        Newbury Park, California  91320
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (805) 498-2111
                                   _________

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                 Proposed
                                                             Maximum                  Maximum
               Title of              Amount to be         Offering Price             Aggregate              Amount of
     Securities to be registered      Registered           Per Share (1)          Offering Price (1)      Registration Fee
----------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value        800,000(2)             $30.50                   $24,400,000             $7,394
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The proposed Maximum Aggregate Offering Price is based on the last sale price as quoted on NASDAQ National Market System
        May 22, 1997 of $30.50 per share.
(2) Excludes all shares previously registered under Registrant's 1994 Long-Term Stock Incentive Plan on Form S-8 Registration Statement (Registration No. 33-85156).
--------------------------------------------------------------------------------

        This Registration Statement contains ___ sequentially numbered pages. The Exhibit Index appears as sequentially numbered page ___.

                                  PART II/1/

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference.

(a) The Annual Report on Form 10-K of Semtech Corporation (the "Company" or "Registrant") for the fiscal year ended January 26, 1997 (file No. 1-6395) filed with the Securities Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) The Company's Proxy Statement for its annual meeting of stockholders to be held on June 5, 1997 (other than the portions thereof identified as not deemed filed with the Commission);

(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-2 filed with the Commission on December 24, 1985, under the Securities Act of 1933, as amended (the "Securities Act");

(d) Registration Statement on Form S-8, filed October 14, 1994 and January 31, 1996 (Registration No. 33-85156 and Registration No. 33-00597), registering a total of 700,000 shares of the Company's Common Stock, reserved under the 1994 Long-Term Stock Incentive Plan, as amended, under the Securities Act; and

          In addition, all Documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this

_____________________________

1/ Information required by Part I of Form S-8 is contained in a Section 10(a)
-
prospectus to be distributed to each optionee and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.


ITEMS 4-7.  DESCRIPTION OF SECURITIES; INTERESTS OF NAMED EXPERTS AND COUNSEL;
            INDEMNIFICATION OF DIRECTORS AND OFFICERS; EXEMPTION FROM REGISTRATION CLAIMED.

            Items 4 through 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective Form S-8 (see Item 3, subpart (f) above) registering securities of the same class under the same plan as those registered on this Form S-8.


ITEM 8.     EXHIBITS

Exhibit
Number
------

 4.1        1994 Long-Term Stock Incentive Plan, as amended.
 5          Opinion of counsel as to legality of securities being registered.
 23.1       Consent of independent public accountants.
 23.2       Consent of counsel (included in Exhibit 5).
 24.1       Power of Attorney (included herein on the signature page).


ITEM 9.     UNDERTAKINGS.

            Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective Form S-8 (see Item 3, subpart (f) above) registering securities of the same class under the same plan as those registered on this Form S-8.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newbury Park, State of California, on May 23, 1997.


                                       SEMTECH CORPORATION



                                       By: /s/  John D. Poe
                                           ------------------------------------
                                               John D. Poe, President &
                                               Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Poe, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                 Title                          Date
        ---------                                 -----                          ----
/s/ John D. Poe                        President & Chief Executive           May 23, 1997
----------------------------------
(John D. Poe)                          Officer

/s/ David E. Franz, Jr.                Vice President, Chief Financial       May 23, 1997
----------------------------------
(David G. Franz Jr.)                   Officer & Principal Accounting
                                       Officer

/s/ James P. Burra                     Director                              May 23, 1997
----------------------------------
(James P. Burra)

/s/ Rock N. Hankin                     Director                              May 23, 1997
----------------------------------
(Rock N. Hankin)

/s/ Allen H. Orbuch                    Director                              May 23, 1997
----------------------------------
(Allen H. Orbuch)

/s/ James T. Schraith                  Director                              May 23, 1997
----------------------------------
(James T. Schraith)

/s/ Jack O. Vance                      Director                              May 23, 1997
----------------------------------
(Jack O. Vance)

                                 EXHIBIT INDEX

                                                                       Sequentially
Exhibits                                                              Numbered Page
--------                                                              -------------
4.1         1994 Long-Term Stock Incentive Plan,
            as amended.

5 Opinion of counsel as to legality of securities being registered.

23.1        Consent of independent public accountants.

23.2        Consent of counsel (included in Exhibit 5).

24.1 Power of Attorney (included herein on the signature page).